Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gold Resource Corporation:

We consent to the incorporation by reference in Gold Resource Corporation’s Registration Statements on Form S-3 (File Nos. 333-214960 and 333-196200) and on Form S-8 (File Nos. 333-214958 and 333-171779) of our report dated February 28, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

Denver, Colorado

February 28, 2017